Exhibit 99

                  VISHAY REPORTS RESULTS FOR FIRST QUARTER 2006

     - Sales for first quarter 2006 increased by $76.7 million, or 13.8%, compared to first quarter 2005 and $37.4 million, or 6.3%, compared to fourth quarter 2005.

     -    Book-to-bill ratio for first quarter 2006 was 1.14.

     - Net earnings of $0.20 per diluted share for the first quarter 2006 have been negatively affected by the after tax impact of certain items (enumerated below) of $0.05 per share for adjusted earnings per share of $0.25, as compared to fourth quarter 2005 net earnings of $0.14 per diluted share, which were negatively affected by the after tax impact of certain items of $0.03 per share for adjusted earnings per share of $0.17.

     - Expect year 2006 for sales and earnings to be best after the record year 2000.

     MALVERN, Pa., May 2 /PRNewswire-FirstCall/ -- Dr. Felix Zandman, Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that net revenues for the fiscal quarter ended April 1, 2006 were $631,086,000, compared to $554,366,000 for the fiscal quarter ended April 2, 2005, an increase of $76.7 million or 13.8%. Net earnings for the fiscal quarter ended April 1, 2006 were $38,160,000, or $0.20 per diluted share, compared with net earnings for the fiscal quarter ended April 2, 2005 of $5,712,000, or $0.03 per diluted share.

     Net earnings of $38,160,000, or $0.20 per diluted share, for the fiscal quarter ended April 1, 2006 were impacted by pre-tax charges for restructuring and severance costs and related asset write-downs of $778,000, losses resulting from adjustments to previously existing purchase commitments of $3,303,000 and write-downs of tantalum inventories to current market value of $8,228,000. These items and their tax-related consequences had a negative $0.05 effect on earnings per share.

     Net earnings of $5,712,000, or $0.03 per diluted share, for the fiscal quarter ended April 2, 2005 were impacted by restructuring and severance costs of $5,027,000 and losses resulting from adjustments to previously existing purchase commitments of $2,277,000. These items and their tax related consequences had a negative $0.03 effect on earnings per diluted share.

     Commenting on the results for the first quarter 2006, Dr. Paul stated, "We had a very good first quarter increasing our sales sequentially by 6.3% and adjusted net earnings by 47.1%. Demand from all regions and virtually all market segments is strong. Inventories in the supply chain continue to be low. The increased orders from distribution are supported by increased orders from their end customers. The pricing pressure has been low and we start to see opportunities for price increases. In the current general upturn, we are reaping the fruits of our restructuring activities. Both our carefully controlled expansion and our restructuring programs are on track and will continue to show results."

     Commenting on the outlook for the second quarter 2006, Dr. Paul continued, "Based on a continuously strong book-to-bill in the first quarter and in April so far, we guide for sales in the range of $650 million to $670 million. We expect margins to be higher than in the first quarter 2006 due to higher volume, some pricing leverage and continued cost reduction. With lean inventories in the supply chain and broad based, solid end demand, we believe that 2006 will be our best year since 2000."

     Commenting on the Company's acquisition activities, Dr. Felix Zandman, Chairman of the Board and Chief Technical and Business Development Officer, stated, "In the fourth quarter 2005 we acquired a Japanese manufacturer of specialty components. We expect to acquire in the current quarter a Brazilian manufacturer of specialty components. Both companies have sales of below $20 million. These acquisitions will round off our product portfolio and will place us as a manufacturer in markets where Vishay is weak."

     Dr. Zandman also noted, "We introduce continuously new products in each of our divisions as well as create new products through vertical integration. For example, we have recently introduced a technology of wireless aircraft weighing consisting of our load cells outfitted with our wireless transmitters and hand-held receivers with sophisticated software."

     A conference call to discuss first quarter financial results is scheduled for Tuesday, May 2, 2006 at 10:00 AM (EDT). The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #7860377.

     There will be a replay of the conference call from 12:30 PM (EDT) on Tuesday, May 2, 2006 through 11:59 PM (EDT) on Sunday, May 7, 2006. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #7860377.

     There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com. An audio file of the webcast will also be available on the Vishay website following the call.

     Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE
(VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 26,000 people. Vishay can be found on the Internet at http://www.vishay.com.

     Statements contained herein that relate to the Company's future performance, including statements with respect to trends in revenues, bookings, and margins and the anticipated future benefits of the Company's product, acquisition, research and development and cost reduction strategies are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, the availability of appropriate acquisition opportunities on terms that the Company considers attractive, difficulties in integrating acquired companies, difficulties in implementing our cost reduction strategies such as labor unrest or legal challenges to our lay-off or termination plans, under- utilization of production facilities in lower-labor-cost countries, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries, difficulties in new product development, an inability to attract and retain highly qualified personnel, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

     Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs, charges for in-process research and development, gains or losses on purchase commitments, special tax items and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                                   Fiscal quarter ended
                                                ---------------------------
                                                  April 1,       April 2,
                                                    2006           2005
                                                ------------   ------------
Net revenues                                    $    631,086   $    554,366
Costs of products sold*                              471,286        435,270
Loss on purchase commitments                           3,303          2,277
Gross profit                                         156,497        116,819
  Gross margin                                          24.8%          21.1%

Selling, general, and administrative expenses         95,852         96,340
Restructuring and severance costs and
related asset write-downs                                778          5,027
Operating income                                      59,867         15,452
  Operating margin                                       9.5%           2.8%

Other income (expense):
  Interest expense                                    (8,657)        (8,053)
  Minority interest                                     (186)        (2,652)
  Other                                                4,281          3,653
  Total other income (expense) - net                  (4,562)        (7,052)

Earnings before taxes                                 55,305          8,400

Income taxes                                          17,145          2,688

Net earnings                                    $     38,160   $      5,712

Basic earnings per share                        $       0.21   $       0.03

Diluted earnings per share                      $       0.20   $       0.03

Weighted average shares outstanding - basic          184,272        166,107

Weighted average shares outstanding - diluted        218,611        167,153

* The fiscal quarter ended April 1, 2006 includes write-downs of tantalum inventories of $8,228 within costs of products sold.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

                                                  April 1,     December 31,
                                                    2006           2005
                                                ------------   ------------
                                                 (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                     $    656,265   $    622,577
  Short-term investments                                  --          9,925
  Accounts receivable - net                          375,089        350,850
  Inventories:
    Finished goods                                   151,092        149,709
    Work in process                                  192,630        181,125
    Raw materials                                    167,205        157,036
  Deferred income taxes                               40,255         39,115
  Prepaid expenses and other current assets           92,505         96,295
Total current assets                               1,675,041      1,606,632

Property and equipment, at cost:
  Land                                                92,895         92,650
  Buildings and improvements                         410,470        406,798
  Machinery and equipment                          1,707,357      1,684,736
  Construction in progress                            72,965         67,229
  Allowance for depreciation                      (1,197,212)    (1,160,821)
                                                   1,086,475      1,090,592

Goodwill                                           1,433,727      1,434,901

Other intangible assets, net                         171,204        174,220

Other assets                                         209,749        221,246
  Total assets                                  $  4,576,196   $  4,527,591

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

                                                  April 1,     December 31,
                                                    2006           2005
                                                ------------   ------------
                                                 (Unaudited)
Liabilities and stockholders' equity
Current liabilities:
  Notes payable to banks                        $      5,616   $      3,473
  Trade accounts payable                             136,777        142,709
  Payroll and related expenses                       122,288        118,814
  Other accrued expenses                             161,998        173,982
  Income taxes                                        38,344         29,655
  Current portion of long-term debt                  140,269          1,533
Total current liabilities                            605,292        470,166

Long-term debt less current portion                  613,287        751,553

Deferred income taxes                                 26,932         27,091

Deferred grant income                                 10,376         11,896

Other liabilities                                    149,867        149,938

Accrued pension and other postretirement costs       261,617        256,986

Minority interest                                      3,994          4,109

Stockholders' equity:
  Common stock                                        16,968         16,946
  Class B common stock                                 1,468          1,468
  Capital in excess of par value                   2,228,404      2,225,966
  Retained earnings                                  695,326        657,166
  Unearned compensation                                   --            (95)
  Accumulated other comprehensive income             (37,335)       (45,599)
    Total stockholders' equity                     2,904,831      2,855,852
    Total liabilities and stockholders'
     equity                                     $  4,576,196   $  4,527,591

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Earnings Per Share
(Unaudited - In thousands except earnings per share)

                                                     Fiscal quarter ended
                                                -----------------------------
                                                April 1, 2006   April 2, 2005
                                                -------------   -------------
Numerator:

Numerator for basic earnings per share -
 net earnings                                   $      38,160   $       5,712

Interest savings assuming conversion of
 dilutive convertible and exchangeable notes,
 net of tax                                             4,799               -

Numerator for diluted earnings per share -
 adjusted net earnings                          $      42,959   $       5,712

Denominator:
Denominator for basic earnings per share -
 weighted average shares                              184,272         166,107

Effect of dilutive securities
  Convertible and exchangeable notes**                 33,481              --
  Employee stock options                                  769             970
  Warrants                                                 --              --
  Other                                                    89              76
  Dilutive potential common shares                     34,339           1,046

Denominator for diluted earnings per share -
 adjusted weighted average shares                     218,611         167,153

Basic earnings per share                        $        0.21   $        0.03

Diluted earnings per share                      $        0.20   $        0.03

Diluted earnings per share for the periods presented do not reflect the following weighted-average potential common shares, as the effect would be antidilutive:

                                                    Fiscal quarter ended
                                                -----------------------------
                                                April 1, 2006   April 2, 2005
                                                -------------   -------------
Convertible and exchangeable notes:
  Convertible Subordinated Notes, due 2023                 --          23,496
  LYONs, due 2021**                                        --          10,262
  Exchangeable Unsecured Notes, due 2102                   --           6,176
Weighted average employee stock options                 5,282           6,065
Weighted average warrants                               8,824           8,824

    ** By their terms, the LYONs were convertible into 3,809 shares of common stock at April 1, 2006 and April 2, 2005, respectively. In 2005, based on its action to settle the holders' purchase option on the June 4, 2004 purchase date in common stock, the Company assumed for purposes of the earnings per share computation that all future purchase options for the LYONs would be settled in stock based on the settlement formula set forth in the indenture governing the LYONs. Based on the Company's stated intention to settle the June 4, 2006 purchase option in cash, the earnings per share computation for the first quarter of 2006 is based on the 3,809 shares that would be issued in a normal conversion.

SOURCE  Vishay Intertechnology, Inc.
    -0-                             05/02/2006
    /CONTACT:  Peter G. Henrici, Senior Vice President Corporate
Communications of Vishay Intertechnology, +1-610-644-1300/
    /Web site:  http://www.vishay.com
                http://ir.vishay.com /
    (VSH)